EXHIBIT 21

MOD-PAC CORP.

SUBSIDIARIES OF THE REGISTRANT
Subsidiary	Ownership Percentage	State (Province), Country of Incorporation
MOD-PAC Pilot CORP.	100%	Delaware, USA
MOD-PAC Air, LLC	100%	New York, USA